                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

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                                   CNS, INC.
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                (Name of Registrant as Specified In Its Charter)

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CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 25, 2004

To the Stockholders of CNS, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the “Company”) will be held on Wednesday, August 25, 2004 at 11:00 a.m., local time, at the Company’s headquarters, 7615 Smetana Lane, Eden Prairie, Minnesota for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected;

2.	To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending March 31, 2005; and

3.	To act upon any other matters that may properly be presented at the meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        The Board of Directors has fixed the close of business on July 20, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors,

Daniel E. Cohen
Chairman of the Board

Dated: July 23, 2003.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.

CNS, INC.
7615 Smetana Lane
Eden Prairie, Minnesota 55344
(952) 229-1500

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held on August 25, 2004

GENERAL MATTERS

        This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of CNS, Inc. to be held on Wednesday, August 25, 2004 at 11:00 a.m., local time (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about July 23, 2004.

Cost and Method of Solicitation

        This solicitation of proxies to be voted at the Annual Meeting is being made by the Board of Directors of the Company. The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

        The total number of shares outstanding and entitled to vote at the Annual Meeting as of July 20, 2004 consisted of 13,954,224 shares of common stock. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on July 20, 2004 will be entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of shares of the Company’s common stock. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

        If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” each other proposal.

Quorum and Voting Requirements

        A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

        Nominees for election as director will be elected by a plurality of affirmative votes of holders of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on the election of directors. Each other proposal will be approved by the affirmative vote of the holders of a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal.

        You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

Revoking a Proxy

        You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of the Company;
•	Submitting a properly signed proxy card with a later date; or
•	Voting in person at the Annual Meeting, after providing written notice to the Secretary of the Company of revocation of the proxy.

        All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of the close of business on July 20, 2004, the number and percentage of outstanding shares of common stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the common stock of the Company, (ii) by each director and nominee of the Company, (iii) by each executive officer named in the Summary Compensation Table below (each, a “Named Executive Officer”), and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons listed below may be reached at 7615 Smetana Lane, Eden Prairie, Minnesota 55344.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class
Wachovia Corporation(3) One Wachovia Center Charlotte, NC 28288-0137	889,716	6.4%
Daniel E. Cohen(4)(5)(6)(7)	880,664	6.2%
Marti Morfitt(4)(5)(6)	513,265	3.6%
Richard W. Perkins(4)(5)(8)	181,039	1.3%
John J. Keppeler(6)	128,250	*
Patrick Delaney(4)(5)(9)	80,033	*
Larry Muma(6)	48,000	*
R. Hunt Greene(4)	40,000	*
H. Robert Hawthorne(4)(5)	40,000	*
Andrew J. Greenshields(4)(5)(10)	10,000	*
Morris J. Siegel(4)(5)	5,000	*
Samuel Reinkensmeyer(6)	2,613	*
Karen T. Beckwith(4)(5)	0	*
All directors, nominees and executive officers as a group (12 persons)(11)	1,986,398	13.4%

*	Indicates ownership of less than 1%.
(1)	Except as otherwise noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.
(2)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of July 20, 2004: Mr. Cohen, 250,000 shares; Ms. Morfitt, 365,000 shares; Mr. Perkins, 30,000 shares; Mr. Keppeler, 95,600 shares; Mr. Delaney, 30,000 shares; Mr. Muma, 48,000 shares; Mr. Greene, 0 shares; Mr. Hawthorne, 40,000 shares; Mr. Greenshields, 0 shares; Mr. Siegel, 5,000 shares; Mr. Reinkensmeyer 0 shares; Ms. Beckwith 0 shares; and all directors, nominees and executive officers as a group, 916,200 shares.
(3)	This disclosure is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004 by the stockholder as a parent holding company of Wachovia Securities, LLC and Wachovia Bank, N.A., who each hold securities of the Company in their capacity as investment advisors.
(4)	Serves as a director of the Company.
(5)	Nominee for election as a director at this Annual Meeting.
(6)	Named Executive Officer.
(7)	Includes 327,332 shares of common stock owned of record by Mr. Cohen’s spouse for which he has no voting or dispositive power. Mr. Cohen disclaims beneficial ownership of such shares.
(8)	Includes 137,039 shares held in a trust for which Mr. Perkins is the sole trustee, 10,000 shares held in the Perkins Capital Management Profit Sharing Plan and Trust, and 4,000 shares held by a corporation of which Mr. Perkins is sole stockholder. This total excludes 321,783 shares of common stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor, of which Mr. Perkins is the controlling stockholder, a director and President. Perkins Capital Management has no voting power with respect to such shares and has sole dispositive power with respect to such shares. Mr. Perkins and Perkins Capital Management, Inc. disclaim beneficial ownership of such shares.
(9)	Includes 5,033 shares held by Mr. Delaney through his IRA.
(10)	Includes 10,000 shares of common stock held by Mr. Greenshields jointly with his spouse.
(11)	Includes 327,332 shares of common stock owned by spouses and 10,000 shares owned jointly with spouses.

ELECTION OF DIRECTORS

(Proposal #1)

        Eight directors will be elected at the Annual Meeting. The Governance Committee of the Board of Directors has nominated, and the Board of Directors ratified the nomination of, the eight persons named below. Each nominee has consented to being named as such. If elected, all directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

        The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years and their term in office as a director.

Nominees for Election to the Board of Directors

        Daniel E. Cohen, 52, has served as the Company’s Chairman of the Board since 1993 and has served as a director of the Company since its formation in 1982. Mr. Cohen also served as the Company’s Chief Executive Officer from 1989 to June 2001 and as Treasurer from 1982 to March 1999. Mr. Cohen, a founder of the Company, is a medical doctor and board-certified neurologist.

        Karen T. Beckwith, 43, has served as a director of the Company since October 1, 2003. Since January 2003, Ms. Beckwith has served as the President and Chief Executive Officer of Gelco Information Network, a leading provider of expense and trade management solutions. From 1999 to January 2003, Ms. Beckwith served in various executive positions of Gelco Information Network, most recently as its Chief Financial Officer. Prior to that, she held a number of finance positions at Ceridian Corporation from 1995 to 1999, including Senior Vice President of Finance and Business Development and Integration.

        Patrick Delaney, 61, has served as a director of the Company since 1983 and as the Company’s Secretary since 1995. A practicing attorney since 1967, Mr. Delaney retired as a partner of the Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company, in December 2002. Mr. Delaney is a professional writer and serves on the boards of a number of privately-held companies. In addition, he is a director of Community First Bankshares, Inc., a publicly-held multi-bank holding company.

        Andrew J. Greenshields, 66, has served as a director of the Company since 1986. Mr. Greenshields has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Fund III and a general partner of Spell Capital Partners, LP, both of which are Minneapolis-based financial limited partnerships. Mr. Greenshields is also a director of Aetrium, Inc., a manufacturer of semi-conductor handling equipment.

        H. Robert Hawthorne, 59, has served as a director of the Company since 1999. Mr. Hawthorne has been Chief Executive Officer of Ocean Spray Cranberries, Inc., a Boston-based food and beverage company, from February 2000 to November 2002. From 1997 to 1999, Mr. Hawthorne served as a director, President and Chief Executive Officer of Select Comfort Corporation, a Minneapolis-based company that manufactures air beds and sleep related products. From 1986 to 1997, Mr. Hawthorne served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from February 1992 to December 1997 as President of The Pillsbury Brands Group, a subsidiary of The Pillsbury Company.

        Marti Morfitt, 46, has served as the Company’s President and Chief Executive Officer since June 2001, its President and Chief Operating Officer from March 1998 to June 2001. Ms. Morfitt has served as a director of the Company since 1998. From September 1982 to February 1998, Ms. Morfitt served in a series of positions of increasing responsibility with The Pillsbury Company, a Minneapolis-based manufacturer and distributor of food products, most recently serving from May 1997 to February 1998 as Vice-President, Meals, and from February 1994 to May 1997 as Vice-President, Green Giant Brands. She also serves as a director of Graco, Inc., a Minneapolis-based manufacturer of fluid handling systems.

        Richard W. Perkins, 73, has been a director of the Company since 1993. Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a Minneapolis-based investment management company, since 1985. He is also a general partner of Spell Capital Partners, LP, a Minneapolis-based venture capital limited partnership. He is also a director of the following publicly-held companies: Synovis Life Technologies, Inc., a manufacturer of medical products; PW Eagle, Inc., a manufacturer of plastic pipe; Lifecore Biomedical, Inc., a medical device company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Vital Images, Inc., a medical diagnostic software company; Teledigital, Inc., a provider of software to the cellular phone industry; and Two Way TV (U.S.), Inc., a provider of software to the television game industry.

        Morris J. Siegel, 54, has served as a director of the Company since April 18, 2003. Mr. Siegel is the founder and retired chairman of Celestial Seasonings, Inc., a manufacturer and marketer of specialty herb teas. In 2000, Celestial Seasonings merged with The Hain Food Group, a natural, specialty, organic and snack food company. Mr. Siegel then served as vice chairman of the merged company, The Hain Celestial Group, Inc., and was Chief Executive Officer of Celestial Seasonings until September 2002. In 1987, Mr. Siegel founded Earth Wise, Inc., a marketer of environmentally friendly cleaning products and recycled trash bags. Mr. Siegel currently serves as a director of Whole Foods Market, Inc., a North American natural foods grocer. Mr. Siegel is also a director of Annie’s HomeGrown Foods, Inc., which manufactures, markets and sells premium all natural and organic foods, and is a subsidiary of Solera Capital LLC.

The Board Recommends A Vote “FOR” The Nominees Listed.

CORPORATE GOVERNANCE

Board Attendance at Meetings

        The Board of Directors met six times during the fiscal year ended March 31, 2004. Each director attended at least 75% of the meetings of the Board and meetings of the Committee(s) on which he or she served during the fiscal year 2004.

        The Company does not have a formal policy on attendance at meetings of the Company’s stockholders. However, the Company encourages all Board members to attend all meetings, including the Annual Meeting of Stockholders. Five directors attended the 2003 Annual Meeting of Stockholders.

Board Independence

        The Board undertook a review of director independence in March and July 2004. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company’s executive officers and the Company’s auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the Directors, except Ms. Morfitt and Mr. Cohen, are independent according to the “independence” definition of the Nasdaq Marketplace Rules.

Committees

        The Company has an Audit Committee, a Compensation Committee, a Governance Committee and an Investment Committee, all established by the Board of Directors. The composition and functions of each of those Committees is set forth below:

        Audit Committee.   The Audit Committee of the Board of Directors, which is currently comprised of Messrs. Perkins (Chairman), Greenshields, Siegel and Ms. Beckwith, met six times during fiscal year 2004. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves management’s processes to ensure compliance with laws and regulations, reviews the scope and results of audits by and the recommendations of the Company’s independent auditors, and approves the retention of, services provided by, and compensation of the auditors. The Audit Committee also reviews the Company’s annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee also approves all audit and non-audit services performed by the independent auditors.

        Each member of the Audit Committee is “independent” as defined by the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Further, the Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Messrs. Perkins, Greenshields and Siegel and Ms. Beckwith meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The Audit Committee acts under a written charter, adopted by the Board of Directors, a copy of which available in the “Investor Info” section of our website at http://www.cns.com. A report of the Audit Committee is set forth below.

        Compensation Committee.   The Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Greenshields (Chairman), Hawthorne and Ms. Beckwith, met two times during fiscal year 2004. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company, including succession planning, and approves of the compensation paid to the Chief Executive Officer and other executive officers of the Company. The Compensation Committee also has the authority to make awards under and adopt and alter administrative rules and practices governing the Company’s Stock Option Plans and Stock Purchase Plan (“Plans”) and interpret the terms and provisions of the Plans and any award issued under those Plans. The Compensation Committee annually reviews and approves performance objectives for the Chief Executive Officer and evaluates the Chief Executive Officer in light of those objectives.

        Governance Committee.   The Governance Committee, which is currently comprised of Messrs. Hawthorne (Chairman), Delaney and Siegel, met four times during fiscal year 2004. The responsibilities of the Governance Committee include identifying and evaluating qualified candidates to be presented to our board for nomination as directors, ensuring that the Company’s board and the Company’s governance policies are appropriately structured, developing and recommending a set of corporate governance principles and Board evaluations. The Governance Committee also administers a code of ethics for the Company’s executive officers, currently embodied in the Company’s Code of Conduct and Business Ethics. The charter of the Governance Committee requires that this Committee consist of no fewer than two board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available in the “Investor Info” section of our website at http://www.cns.com.

        Investment Committee.   The Investment Committee, which is currently comprised of Messrs. Greene (Chairman) and Cohen and Ms. Morfitt, met two times during fiscal year 2004. The responsibilities of the Investment Committee include establishing an investment policy for, and monitoring investment transactions and performance with respect to, the Company’s cash and marketable securities. The Investment Committee also monitors the Company’s 401(k) Plan and Trust, its performance and the performance of its professionals.

Director Nominations

        Criteria for Nomination to the Board.   The Governance Committee is responsible for identifying qualified candidates to be presented to the Board for nomination as directors. It considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company’s audit committee meet the financial literacy requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Governance Committee does not set specific minimum qualifications that nominees must meet, but rather believes nominees should be evaluated based on their ability to make a significant contribution to the governance of the Company by virtue of their experience, background, current position with other organizations and/or expertise in a particular business discipline, taking into account the needs of the Company and the composition of the Board of Directors. The Governance Committee will consider persons recommended by the stockholders using the same standards as other nominees.

        Process for Identifying and Evaluating Nominees.   The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references, and qualified nominees are interviewed by at least one member of the Governance Committee. Serious candidates meet with all members of the Board, and using the input from such interviews and the information obtained by the Governance Committee, the committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the Governance Committee are presented to the Board as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

        Board Nominees for the 2004 Annual Meeting.   The nominees for this 2004 Annual Meeting were selected by the Governance Committee in May 2004. With the exception of Ms. Beckwith, all nominees were elected by stockholders at the Company’s 2003 Annual Meeting. Ms. Beckwith was elected to the Board of Directors on October 1, 2003. The Company has, from time to time, engaged a third-party search firm to assist the Company in identifying potential director candidates for which it pays a fee. Ms. Beckwith was identified to the Governance Committee by such a third-party search firm.

        Stockholder Proposals for Nominees.   The Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the

Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination; (c) a representation that the stockholder is a holder of record of the Company’s common stock and intends to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person, naming such persons, pursuant to which the nomination is to be made by the stockholder; (e) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals” below.

Director Compensation

        Directors who served during fiscal year 2004 and were not otherwise directly or indirectly compensated by the Company were each paid directors’ fees in the form of an annual retainer and meeting fees. The annual retainers for each of Messrs. Delaney, Greene, Greenshields, Hawthorne, Perkins and Siegel was $10,000. Ms. Beckwith, who was appointed effective October 1, 2003, received a retainer of $5,000, representing a partial year’s service. In addition, non-employee directors received $1,000 for each board meeting they attended and were compensated for attending committee meetings not held on the same day as a regular board meeting at a rate of $750 per meeting.

        Mr. Morris J. Siegel was appointed to the Board on April 18, 2003 and Ms. Karen Beckwith was appointed to the Board on October 1, 2003. As new Board members, Mr. Siegel and Ms. Beckwith were each granted a ten-year, non-qualified option to purchase 25,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the respective dates of grant. These options vest in equal installments over five years, with the first installment vesting on the anniversary date of the effective date of the director’s membership on the Board.

        From time to time, the Company also grants directors options to purchase its common stock in recognition of their service, with the grant and the number of shares underlying the option in the discretion of the Compensation Committee of the Board of Directors. On October 13, 2003, the Company granted each non-employee director, other than Mr. Siegel and Ms. Beckwith, an option to purchase 15,000 shares of the Company’s common stock in recognition of service in fiscal year 2003. The exercise price of the option was $11.37, the fair market value of the Company’s common stock on the date of grant, and the option vests in equal installments over three years with the first installment vesting on the anniversary of the date of grant.

Communications with Directors

        Stockholders may communicate with the chair of any committee of the Board of Directors by sending an e-mail to chair.director@cns.com or by writing to the chair of the committee c/o the Corporate Secretary, at the address set forth on the front page of this Proxy Statement. In addition, you can contact any of the Company’s directors or the Board as a group by writing to them c/o the Corporate Secretary at the same address. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in the Company’s Code of Ethics and Business Conduct. The Code of Ethics and the Business Conduct is publicly available in the “Investor Info” section of our website at http://www/cns.com. To the extent permitted, the Company intends to disclose any amendments to, or waivers from, the code of ethics applicable to the Company’s chairman, chief executive officer and senior financial officers or with respect to the required elements of the code of ethics on our website at http://www.cns.com, under the “Investor Info” section.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the twelve month fiscal years ending March 31, 2004 and March 31, 2003, for the three month transition period from January 1, 2002 to March 31, 2002 (“2002TP”), and for the twelve month fiscal year ending December 31, 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Marti Morfitt, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Ms. Morfitt, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Period Ending	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Marti Morfitt	2004	$425,000	$301,300	70,000	$6,135(1)
President and Chief	2003	400,000	214,856	75,000	6,135(1)
Executive Officer	2002TP	91,250	—	—	1,500(2)
	2001	336,310	146,802	75,000	90

Daniel E. Cohen	2004	140,400	105,756	—	23,757(3)
Chairman of the Board	2003	140,400	133,324	—	76,407(4)
	2002TP	35,1500	—	—	19,050(5)
	2001	210,465	133,925	50,000	77,353(6)

Samuel Reinkensmeyer(7)	2004	88,545	65,000	53,500	2,521(8)
Chief Financial Officer	2003	—	—	—	—
	2002TP	—	—	—	—
	2001	—	—	—	—

John J. Keppeler	2004	213,600	97,313	15,000	6,090(9)
Vice President of	2003	206,388	76,105	—	15,021(10)
Worldwide Sales	2002TP	49,613	—	9,000	1,500(2)
	2001	195,997	62,585	10,800	8,677(11)

Larry Muma(12)	2004	202,667	88,498	15,000	207(13)
Vice President of	2003	195,814	76,405	—	207(13)
Operations	2002TP	46,183	—	10,800	—
	2001	184,048	31,610	60,800	207(13)

(1)	Represents Company payments of $6,000 in respect of a car allowance and $135 in respect of life insurance premiums paid on behalf of Ms. Morfitt.

(2)	Represents Company payments of $1,500 in respect of a car allowance.

(3)	Represents Company payments of $17,500 in respect of severance, $6,000 in respect of a car allowance and $207 in respect of life insurance premiums paid on behalf of Mr. Cohen.

(4)	Represents Company payments of $70,200 in respect of severance, $6,000 in respect of a car allowance and $207 in respect of life insurance premiums paid on behalf of Mr. Cohen.

(5)	Represents Company payments of $17,550 in respect of severance and $1,500 in respect of a car allowance.

(6)	Represents Company payments of $42,118 in respect of paid time-off benefits, $35,100 in respect of severance and $135 in respect of life insurance premiums paid on behalf of Mr. Cohen.

(7)	Mr. Reinkensmeyer began serving as the Company’s Chief Financial Officer effective October 14, 2003.

(8)	Represents $2,498 in respect of a car allowance and $23 in respect of life insurance premiums paid on behalf of Mr. Reinkensmeyer.

(9)	Represents Company payments of $6,000 in respect of a car allowance and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.

(10)	Represents Company payments of $8,931 in respect of paid time-off benefits, $6,000 in respect of a car allowance and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.

(11)	Represents Company payments of $8,587 in respect of paid time-off benefits and $90 in respect of life insurance premiums paid on behalf of Mr. Keppeler.

(12)	Mr. Muma began employment with the Company on January 2, 2001.

(13)	Represents Company payments in respect of life insurance premiums paid on behalf of Mr. Muma.

Stock Options

        The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending March 31, 2004:

Option Grants in Fiscal Year 2004

	Individual Grants
					Potential RealizableValue at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of total Options Granted to Employees in 2004	Exercise or Base Price ($/Sh)	Expiration Date
					5%	10%
Marti Morfitt	70,000	22.5	11.37	10/13/2013	$500,537	$1,268,460
Daniel E. Cohen	—	—	—	—	—	—
Samuel Reinkensmeyer	53,500	17.2	11.37	10/13/2013	382,553	969,466
John J. Keppeler	15,000	4.8	11.37	10/13/2013	107,258	271,813
Larry Muma	15,000	4.8	11.37	10/13/2013	107,258	271,813

(1)	Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending March 31, 2004 and unexercised options held as of March 31, 2004:

Aggregated Option Exercises in 2004 and
Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at March 31, 2004		Value of Unexercised In-the-Money Options at March 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Marti Morfitt	—	—	400,000	120,000	$2,412,250	$94,750
Daniel E. Cohen	—	—	250,000	—	1,341,250	—
Samuel Reinkensmeyer	—	—	—	53,500	—	—
John J. Keppeler	—	—	95,600	18,000	617,934	13,770
Larry Muma	—	—	48,000	38,600	313,020	158,064

(1)	Based on the closing sale price of $10.64 share of common stock on March 31, 2004.

Report on Executive Compensation

        This is a report of the Compensation Committee of the Board of Directors of the Company, which is composed of the undersigned Board members, each of whom is an independent, non-employee director. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

        Compensation Philosophy.   The Company’s philosophy for compensation of executive officers is to (i) provide competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals; (ii) recognize individual initiative and achievements; (iii) enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company’s executives with those of its stockholders; and (iv) assist the Company in attracting and retaining talented executives.

        To accomplish these objectives, the Company’s executive compensation program consists of annual base salaries, cash bonuses and stock option grants. In determining the appropriate mix among these three compensation elements and appropriate levels of compensation for each element, the Compensation Committee takes into account internally set performance goals and the Company’s performance as compared to the performance of its publicly-held, consumer product company peers.

        Base Salary.   Executive base salary is reviewed annually. Adjustments, if any, are based on levels of responsibility, job complexity, how the position relates to the Company’s long-term strategic goals, internal equity and the individual’s skills, experience and background. Each year, the Committee also compares the salaries of the Company’s executives with those of comparable executive positions nationwide, according to survey data provided to the Company. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. In fiscal year 2004, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers (other than the Chairman) were set effective April 1, 2003. The Chairman’s base salary is set by an employment agreement that runs through June 30, 2005. See the section of this Proxy Statement entitled “Employment Agreements” for a description of the Company’s employment agreement with the Company’s Chairman, Daniel E. Cohen.

        Cash Bonus.   Each year the Board of Directors adopts an incentive plan that establishes specific performance measures upon which cash bonuses to executive officers will be based. In fiscal year 2004, executive officers were eligible for cash bonuses based upon the Company’s achievement of sales and operating income goals, with performance in these areas weighted 30% and 70%, respectively. Depending upon the extent to which the Company’s performance exceeds the established measures, executive officers (other than the Chairman and Chief Executive Officer) were eligible for bonuses ranging from 15% to 60% of their base salaries. Under this incentive plan, the Chairman of the Company and the Chief Executive Officer of the Company were eligible for cash bonuses ranging from 25% to 100% of their base salaries. In addition to cash bonuses under the incentive plan, the Compensation Committee also grants discretionary cash bonuses from time to time to executive officers in recognition of outstanding achievement.

        Stock Options.   The long-term incentive aspect of the Company’s executive compensation program is realized primarily by the granting of stock options. Stock option awards are viewed as a particularly important tool to attract experienced and talented executives and to encourage their long-term commitment and performance. Stock options are generally granted to executive officers at the time they are elected. The Compensation Committee has adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management’s and stockholder’s interests in enhancing stockholder value.

        Chief Executive Officer Compensation.   Ms. Marti Morfitt served as the Company’s President and Chief Operating Officer from March of 1998 until June of 2001, when the Board of Directors appointed Ms. Morfitt to the position of Chief Executive Officer. Ms. Morfitt’s compensation for the fiscal years ending March 31, 2004 and March 31, 2003, for the three month transition period from January 1, 2002 to March 31, 2002 (“2002TP”), and for the fiscal year ending December 31, 2001 is shown in the Summary Compensation Table above.

        For fiscal year 2004, the Compensation Committee has determined Ms. Morfitt’s base salary, cash bonus and stock option grant in light of her accomplishments during her tenure and using the quantitative and qualitative criteria outlined above applicable to all executive officers. In determining her compensation, the Committee also considered additional qualitative factors, such as her ability to manage the Company in an increasingly competitive industry, overall leadership, development of the

Company’s Breathe Right® brand, penetration in both domestic and international markets and the development of the Fiber Choice® chewable fiber tablet. The Compensation Committee commends Ms. Morfitt for her performance.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:
Andrew J. Greenshields, Chairman
H. Robert Hawthorne
Karen Beckwith

Report of the Audit Committee

        This is a report of the Audit Committee of the Board of Directors of the Company for the year ended March 31, 2004. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

        The Audit Committee of the Board of Directors is currently comprised of Messrs. Perkins (Chairman), Greenshields, Siegel and Ms. Beckwith. In accordance with its Charter, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, the Company’s independent accountants. The discussions with KPMG LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        KPMG LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with KPMG LLP.

        Based on the discussions with management and KPMG LLP, the Audit Committee’s review of the representations of management and the report of KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS:
Richard W. Perkins, Chair
Karen Beckwith
Andrew J. Greenshields
Morris J. Siegel

Stock Performance

        The graph below sets forth a comparison of the cumulative stockholder return of the Company’s common stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the “Medical Instruments Index”) (SIC Code 384, which includes 245 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company’s common stock assuming a $100 investment on December 31, 1999 and assuming reinvestment of all dividends paid over the fiscal years ending December 31, 1999, December 31, 2000, December 31, 2001, for a transition period from December 31, 2001 to March 31, 2002 (“TP 2002”) and for the fiscal years ending March 31, 2003 and March 31, 2004. The transition period results from the Company’s change in its fiscal year from a December 31 to a March 31 year end. The Company paid dividends of $.04 on each of October 16, 2003, December 5, 2003 and March 5, 2004. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

	Period Ending
	December 31				March 31,
	1999	2000	2001	TP2002*	2003	2004

CNS, Inc.	$100.00	$86.38	$132.12	$167.76	$164.61	$260.54

Industry Index	100.00	128.87	134.01	131.53	119.84	174.75

Nasdaq Market Index	100.00	62.85	50.10	47.49	34.83	51.99

* Denotes transition period from December 31, 2001 to March 31, 2002

        The Company’s common stock closed at $10.64 per share on March 31, 2004.

Employment Agreements

        Employment Agreement with Ms. Morfitt

        The Company and Ms. Morfitt entered into an employment agreement dated February 12, 1999 which was similar to the employment agreements with executive officers described below under “Employment Agreements with Other Executive Officers.”

        As of July 20, 2004 the Company entered into a new employment agreement with Ms. Morfitt pursuant to which she will serve as the Company’s President and Chief Executive Officer at an annual base salary of $440,000. Ms. Morfitt is eligible to receive the other benefits available to the Company’s employees and executive officers, including a cash bonus under the incentive plan annually adopted by the Board and described above under “Report on Executive Compensation: Cash Bonus.” However, for the purposes of the employment agreement provisions regarding termination or Change In Control (as defined in the employment agreement), the target bonus is the cash incentive compensation plan amount, waiving any condition precedent to the payment to Ms. Morfitt and assuming that the performance goals for the period were achieved at the 100% level.

        The employment agreement may be terminated by either party by providing notice to the other. However, if the Company terminates Ms. Morfitt’s employment without Good Cause (as defined in the employment agreement), the Company must pay Ms. Morfitt her annual base salary at regular payroll intervals for a period of 24 months following the termination. The Company will pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period and for certain out-placement assistance for Ms. Morfitt for a period of six months. These payments are in addition to payments to Ms. Morfitt of her then-current base salary through the date of the termination notice, any unpaid target bonus pro rated for the number of days Ms. Morfitt was employed during the bonus period and accrued unused paid time off.

        The employment agreement will automatically expire at the end of a 24 month period following a Change In Control. If a Change In Control occurs and the parties do not enter into a new employment agreement within this 24 month period, the Company must continue to pay Ms. Morfitt her annual base salary at regular payroll intervals for 24 months after the initial 24 month period following a Change In Control and must pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period, or such shorter continuation period required by law.

        If, within 24 months following a Change In Control, Ms. Morfitt’s employment is terminated by the Company (or its successor) without Good Cause or as a result of Ms. Morfitt’s disability (as determined by the Company) or is terminated by Ms. Morfitt for Good Reason (as defined in the employment agreement), the Company must pay Ms. Morfitt a severance payment, payable in cash in a single sum within 60 days of the date of termination, equal to 300% of the sum of the base salary and the target bonus in effect as of the date of termination. The severance payment is in addition to payment of her then-current base salary through the date the termination notice and any target bonus pro-rated for the number of day Ms. Morfitt was employed during the bonus period. If termination of Ms. Morfitt’s employment results from her disability, the severance payment will not limit her right to receive payments or other benefits under any of the Company’s disability plans, as applicable. The Company will also pay to Ms. Morfitt all benefits payable to her under the Company’s retirement plans and if Ms. Morfitt is not fully vested in her account balance under the Company’s Profit Sharing and Trust Plan, the Company will pay Ms. Morfitt a single lump sum payment in cash representing the non-vested portion of her account. The Company will provide Ms. Morfitt certain out-placement services at its expense and will pay the employer’s portion of the premium costs for any group health, dental, and life insurance benefits during such period, or such shorter continuation period required by law.

        All stock options granted to Ms. Morfitt will vest immediately prior to a Change In Control. In the event that the vesting of the options, together with all other payments and the value of any benefit received or to be received by Ms. Morfitt would result in all or a portion of such payment being subject to federal excise tax, then payments to Ms. Morfitt shall be either the full payment or a lesser amount that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by Ms. Morfitt, on an after-tax basis, of the greatest amount of payment. As a condition to receiving benefits in connection with a Change In Control, Ms. Morfitt must sign a standard release agreement with the Company. Ms. Morfitt’s employment agreement also contains non-compete and non-solicitation obligations that remain in effect during her employment and for a period of one year thereafter.

        Employment Agreement with Mr. Cohen

        As of February 12, 1999, the Company entered into an employment agreement with Mr. Cohen. The employment agreement with Mr. Cohen was subsequently amended as of June 29, 2001, June 29, 2003 and most recently, June 29, 2004. As last amended, the employment agreement with Mr. Cohen provides that Mr. Cohen will serve as Chairman of the Board, a part-time regular executive position with the Company, through June 30, 2005 and be entitled to a base salary of $100,000 per year. Mr. Cohen will not be entitled to any bonus or change of control payments or to any severance or similar payments as a result of the termination of his employment on June 30, 2005. Pursuant to the second amendment to the employment agreement, Mr. Cohen also agreed to continue to serve as Chairman of the Board of the Company and as a director after July 1, 2004. Mr. Cohen’s employment agreement also contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason.

        Employment Agreements with Other Executive Officers

        Mr. Reinkensmeyer, Mr. Keppeler, Mr. Muma, Ms. Kollofski and Ms. Watzke each have employment agreements with the Company that provide that they are entitled to base salaries, respectively, of $190,000, $206,388, $195,814, $177,200 and $147,233 annually. In addition, they may earn cash bonuses as established by the Board from time to time. Each of these executive officers may terminate their respective agreements at any time by providing advance, written notice. Each of the employment agreements with these executive officers contains a non-compete obligation that remains in effect for a period of one year after termination of employment for any reason.

        Other Change In Control Arrangements and Amounts Payable Upon Change In Control

        Each of the employment arrangements with Mr. Reinkensmeyer, Mr. Keppeler, Mr. Muma, Ms. Kollofski, Ms. Watzke and, until July 20, 2004, the employment agreement of Ms. Morfitt, provide that in the event the Company terminates any of these executive officers without Cause (as defined in the employment agreements) prior to a Change In Control (as defined in the employment agreements), the executive is entitled to severance equal to twelve months’ base salary payable at regular payroll intervals and continued coverage under the Company’s medical, dental and life benefit plans for the severance period, in exchange for a release of any claims against the Company.

        The employment arrangements further provide that if the executive officer’s employment is terminated during a period of twenty-four months following a Change In Control of the Company (i) by the Company other than for Cause, death or Disability, or (ii) by the employee for Good Reason (as such terms are defined in their employment agreements), then they shall be entitled to a lump sum payment equal to twenty-four times the average monthly cash compensation paid to them in the twenty-four months prior to termination and all of their outstanding options to purchase common stock of the Company shall immediately become fully vested and exercisable. Mr. Reinkensmeyer’s employment offer letter provides that if his employment is terminated without Cause or he resigns for Good Reason within twenty-four months of a Change In Control, Mr. Reinkensmeyer is entitled to severance equal to two times his annual base salary payable over a period of twenty-four months from his termination date and continued coverage under the Company’s medical, dental and life benefit plans for 18 months, in exchange for a release of any claims against the Company.

        If such a termination had occurred in fiscal year 2004, the amounts payable pursuant to these employment agreements would have been as follows: Ms. Morfitt, $1,341,156; Mr. Reinkensmeyer, $380,000; Mr. Keppeler, $593,406; Mr. Muma, $563,384; Ms. Kollofski $535,808 and Ms. Watzke, $413,697. In addition, the Company will provide continued coverage under the Company’s health, dental and life benefit plans and will reimburse these executives (other than Ms. Morfitt) on a net after tax basis, any excise tax payable by the executives in the event it is determined that any portion of the payments (including the acceleration of vesting of stock options) constitutes an excess parachute payment under Section 280G of the Internal Revenue Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective December 31, 2003, Milton W. (Andy) Anderson resigned as the Company’s Vice-President, Product Development & Regulatory. In connection with his resignation, the Company and Mr. Anderson entered into a letter agreement dated October 10, 2003 pursuant to which Mr. Anderson will be provided severance benefits of $131,590, payable in semi-monthly installments over a period of two years. Mr. Anderson also agreed to provide the Company with certain consulting services up to approximately 120 hours between January 1 and April 30, 2004 for which he was paid $100 per hour in addition to the severance described above. Effective February 27, 2004, John Kundtz resigned as the Company’s Vice-President, Marketing, Breathe Right Brand. In connection with his resignation, the Company and Mr. Kundtz entered into a letter agreement dated January 26, 2004 pursuant to which Mr. Kundtz was provided severance benefits of $180,000, payable in semi-monthly installments over a period of two years.

        The letter agreements of Messrs. Anderson and Kundtz provide that in the event of a Change of Control, the severance amount would be accelerated and payable in full on demand of the former executive. The former executives also continue to be eligible for a bonus consistent with the Company’s 2004 bonus plan, provided the plan objectives were met. Additionally, the Company agreed to pay premiums for group health, dental and life insurance coverage, until the earlier of one year after the date of termination of employment or when the executive receives similar benefits from a new employer. Pursuant to the letter agreement, each of the former executives released the Company from liability for any employment related claims. Each of the former executives has agreed to provide the Company with assistance in transitioning from his position and we have agreed to provide certain out-placement assistance to the former executives. The letter agreements also contain a non-compete obligation that remains in effect for a period of one year after termination of employment and confidentiality obligations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, all insiders of the Company filed in a timely manner all such reports, except that Mr. Delaney failed to file one Form 4 relating to an exercise of a stock option.

APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal #2)

        The Board of Directors has selected KPMG LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending March 31, 2005, and to perform other appropriate accounting services. In the event the appointment of KPMG LLP should not be ratified and approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

The Board Recommends A Vote “FOR” The Appointment of KPMG LLP.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company has selected KPMG LLP as its independent auditors for its fiscal year ending March 31, 2005. Representatives of KPMG LLP, which has served as the Company’s independent auditors since [1995], are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Accountant Fees and Services

        The following is an explanation of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2004 and March 31, 2003, which totaled $156,800 and $121,915, respectively.

        Audit Fees.   The aggregate fees billed to the Company for professional services related to the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Forms 10-Q, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended March 31, 2004 and March 31, 2003 totaled $95,500 and $51,500, respectively.

        Audit-Related Fees.   There were no fees billed to the Company for professional services for assurance and related services by KPMG LLP reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees” for either the fiscal years ended March 31, 2004 or March 31, 2003.

        Tax Fees.   The aggregate fees billed to the Company by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns and estimates, amended returns and related tax advice for the fiscal years ended March 31, 2004 and March 31, 2003 totaled $61,300 and $70,415, respectively.

        All Other Fees.   There were no fees billed to the Company by KPMG LLP for the fiscal years ended March 31, 2004 and March 31, 2003, other than those described above.

Audit Committee Pre-Approval Procedures

        The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

        All of the services described above for 2004 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

ANNUAL REPORT

        An Annual Report of the Company describing the Company’s key activities and containing financial statements for the fiscal year ended March 31, 2004 accompanies this Notice of Annual Meeting and proxy solicitation material.

STOCKHOLDER PROPOSALS

        Stockholder proposals for consideration at the Company’s 2005 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws.

Rules Governing Proposals to be Included in Company’s Proxy Materials

        The proxy rules of the Securities and Exchange Commission permit stockholders of the Company, after timely notice to the Company, to present proposals for stockholder action in the Company’s Proxy Statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by action of the Company in accordance with the proxy rules. The Company plans to hold its 2005 Annual Meeting of Stockholders on or about August 25, 2005 and anticipates mailing its proxy materials in connection with that meeting on or about July 12, 2005. For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, the proposal must have been received in writing by the Secretary of the Company at its corporate offices no later than March 12, 2005, which date is approximately 120 days from the anticipated mailing date of the materials for next year’s meeting of stockholders.

Rules Governing Other Proposals and Nominations

        The Bylaws of the Company establish an advance notice procedure with regard to (a) certain business to be brought before an annual meeting of stockholders of the Company, and (b) the nomination by stockholders of candidates for election as directors:

Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, has been otherwise properly brought before the meeting by or at the direction of the Board of Directors, or has been otherwise properly brought before the meeting by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting and comply with certain other requirements. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in the Company’s Bylaws, which are available for inspection by stockholders at the Company’s principal executive offices pursuant to Section 220 of the Delaware General Corporation Law. Nothing in the Bylaws precludes discussion by any stockholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Stockholder Nomination of Directors. The Bylaws provide that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such stockholder to the Secretary of the Company not less than 45 days nor more than 60 days prior to the mailing date of the proxy materials for the Company’s most recent annual meeting. The notice to the Company from a stockholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in the Company’s Bylaws, which are available for inspection by stockholders as described above. If the presiding officer of a meeting of stockholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

Evaluation of Stockholder Nominees. The Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. Please see the section above entitled “Director Nominations — Process for Identifying and Evaluating Nominees” for a description of this process.

OTHER BUSINESS

        The management of the Company does not know of any other business that may be presented for consideration at the Annual Meeting of Stockholders. If, however, any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will exercise their discretionary authority to vote said proxy in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel E. Cohen
Chairman of the Board

Minneapolis, Minnesota
July 23, 2004

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

CNS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

August 25, 2004
11:00 a.m., local time

CNS, Inc.
7615 Smetana Lane
Eden Prairie, Minnesota

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

CNS, Inc. 7615 Smetana Lane, Eden Prairie, MN This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 25, 2004.	proxy

The undersigned hereby appoints Daniel E. Cohen and Patrick Delaney, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Stockholders of CNS, Inc. to be held at the Company’s headquarters, 7615 Smetana Lane, Eden Prairie, Minnesota, on Wednesday, August 25, 2004 at 11:00 a.m. Eden Prairie, Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of CNS, Inc. held of record by the undersigned on July 20, 2004 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

This proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR each nominee named in Proposal 1 and FOR Proposal 2. Please sign, date and detach below and return this proxy form using the envelope provided.

See reverse side for voting instructions.

The Board of Directors Recommends a Vote FOR each nominee and each proposal.

1. Election of directors:	01 Daniel E. Cohen 02 Karen T. Beckwith 03 Patrick Delaney 04 Andrew J. Greenshields	05 H. Robert Hawthorne 06 Marti Morfitt 07 Richard Perkins 08 Morris J. Siegel	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of appointment of KPMG LLLP as independent auditors.	[ ] For	[ ] Against	[ ] Abstain

3.	To act upon such other matters as may properly be presented at the meeting or any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [  ]     I plan to attend the meeting [  ]
Indicate changes below:

Date , 2004

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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